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                                                                   EXHIBIT 10.18





December 18, 1991


Mr. Daniel Fregeau
12520 Heatherfield Lane
San Diego, CA 92128

Dear Mr. Fregeau:

Dan, I am pleased to offer you a position in Document Sciences Corp. The position is Vice President, Sales reporting to me. Your start date is January 2, 1992 with a starting salary of $75,000 per year. As an incentive, you will receive stock options to purchase 20,000 shares of Document Sciences Corp. common stock subject to the terms and condition of a stock plan when, as and if adopted by the board of directors. This formal stock option plan is being developed for board review by our attorneys and I expect completion of the plan within six months. In the meantime, I will informally and unofficially discuss the possible plan with you. Additionally, we will provide you with a lump sum hiring bonus, not to exceed $15,000 for your cost associated with leaving your current employer.

Document Sciences Corp. is a new business venture currently being supported by Xerox Technology Ventures and is subject to all the risks, uncertainties an opportunities that go with start-up ventures of this type. Document Sciences Corp. is currently operating as a majority-owned (greater than 50%) subsidiary of Xerox. In order to encourage the development of spin-out situations like Document Sciences Corp., we have developed an employment and benefits policy that is fair and is designed to encourage your move with minimum disruption.

In order that you have a clear understanding of your Document Sciences Corp. status and benefits, I have outlined them below. Please note that policies and your entitlement to benefits may change at any time, including while Xerox continues to own a majority interest in Document Sciences.

- -        For now, you will be entitled to the Xerox benefits as defined in the
         "You and Xerox" benefits booklet and the Personnel Policies in the Xerox Personnel Manual, with the exception of the following:

         -        All future compensation will be determined by Document
                  Sciences Corp.

         -        All relocation benefits will be decided by Document Sciences
                  Corp.




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Mr. Daniel Fregeau
December 18, 1991
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         -        Document Sciences Corp. employees will not be eligible for any
                  Xerox Voluntary Reduction in Force (VRIF) Program except as authorized by Document Sciences Corp.'s CEO and approved by Document Sciences Corp.'s Board of Directors.

         - Redeployment and Severance benefits will be determined by Document Sciences and will be different from current Xerox policy unless Document Sciences determines otherwise.

         - The Xerox Separations and Performance Improvement policies do not apply to Document Sciences employees.

         - Xerox policies and procedures may be changed or replaced from time to time by the implementation of Document Sciences Corp. policies and procedures.

- -        Consistent with the spirit in which you joined Document Sciences Corp.,
         XTV and Xerox do not, under any circumstances, guarantee you a job in Xerox or any other Xerox organization. In cases where Document Sciences Corp. continues as a viable business, all requests to pursue a position or transfer to another Xerox organization must be approved in advance by the CEO of Document Sciences.

- -        You will not be eligible for The Xerox Executive Long Term Incentive
         Plan or any similar or successor Xerox Plan.

- -        Should you move to Xerox at any time while Document Sciences Corp. is a majority-owned subsidiary of Xerox, you will receive service credit for service with Document Science for purposes of Xerox' employee benefit plans; however, there will be no retroactive contributions or awards for Xerox benefit plans while you were an employee of Document
         Sciences.

- -        You are an employee at will, and neither this letter nor any of our plans or policies constitute an employment contract between you and Document Sciences or Xerox.

In accordance with standard Xerox policy, you will be required to pass a drug test as part of the employment process. Additional information will be sent to you separately.

Your entitlement to the Xerox benefits denoted above apply only as long as Document Sciences and Xerox choose to maintain those benefits for Document Science employees. In any event, should Document Science cease to be majority owned by Xerox, Xerox benefits shall cease to apply, including health, life insurance, profit sharing and retirement plans. There is a high probability that transition to minority ownership will occur. It should also be understood that employees of



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Mr. Daniel Fregeau
December 18, 1991
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Document Sciences Corp. will be expected to remain with Document Sciences when such a transition occurs.

Dan, I am looking forward to your accepting this offer and joining us in this exciting new venture. Please indicate your acceptance in all respects by signing in the space below and returning this letter to me. If you have any questions, Please call.

Very truly yours,

/s/  Tony N. Domit

Tony N. Domit
President and CEO
Document Sciences Corp.

                                                Accepted:   /s/  Daniel Fregeau
                                                            ___________________
                                                                 Daniel Fregeau